...... Exhibit 9(ii) under Form N-1A
                                       ...... Exhibit 10 under Item 601/Reg. S-K

                                   SCHEDULE A
                                  WesMark Funds
                             STANDARD DOMESTIC FUNDS
                                 Fund Accounting
                                  Fee Schedule

I.  Annual Fees for Portfolio Record Keeping/Fund Accounting Services


      First $100 Million                                   3.0 Basis Points
      $100 Million - $300 Million                          2.0 Basis Points
      $300 Million - $500 Million                          1.0 Basis Points
      Over $500 Million                                    0.5 Basis Points
Fund Minimum                                                 $39,000
Additional Class of Shares                                   $12,000
                         (Plus pricing charges and other out-of-pocket expenses)


II. Out-of-Pocket Expenses

      Out-of-pocket expenses include, but are not limited to, the following: postage (including overnight courier service), statement stock, envelopes, telephones, telecommunication charges (including FAX), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific system enhancements ,access to the shareholder recordkeeping system, security pricing services, variable rate change notification services, paydown factor notification services


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


                                           ...... Exhibit 9(iii) under Form N-1A
                                       ...... Exhibit 10 under Item 601/Reg. S-K


                                   SCHEDULE B
                                  WesMark Funds
                                Fees and Expenses
                                 Transfer Agency

I.  Fees

Base Fee*  Annual fee per fund, class or other subdivision. $20,000

Account Fee* Annual account charge (includes system access and funds control reconcilement)

    Daily dividend fund                                     $16.00
    Non-daily dividend fund                                 $10.00

Other Account Fees* Services or features not covered above.

    Account Activity Processing (includes account establishment,
      transaction and maintenance processing)               $3.50
    Account Servicing (includes shareholder servicing
      and corresondence)                                    $4.50
    Contingent deferred sales charge (monthly and
      quarterly funds only)                                 $5.00

II.  Out-of-Pocket Expenses

Out-of-pocket expenses include but are not limited to postage (including overnight courier service), statement stock, envelopes, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific enhancements, disaster recovery, closed account fees, processing fees (including check encoding), and expenses incurred at the specific direction of the fund. Postage for mass mailings is due seven days in advance of the mailing date.


*All fees are annualized and will be prorated on a monthly basis for billing purposes. Out-of-pocket expenses are not covered by these fees.






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